Exhibit 5.1
[LETTERHEAD OF THOMPSON & KNIGHT L.L.P.]
September 15, 2009
Brigham Exploration Company
6300 Bridge Point Parkway
Building Two, Suite 500
Austin, Texas 78730
     Re: Brigham Exploration Company Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as counsel to Brigham Exploration Company, a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company and certain of the Company’s subsidiaries which are co-registrants (the “Co-Registrants”) of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”) and the rules and regulations promulgated thereunder. The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 under the Securities Act, of up to $300,000,000 aggregate gross proceeds of the following securities: (i) debt securities of the Company, in one or more series, which may be either senior (the “Senior Debt Securities”) or subordinated (the “Subordinated Debt Securities”), which may be, as to the Company’s obligations thereunder, fully and unconditionally guaranteed by one or more of the Co-Registrants (the “Guarantees,” and together with the Senior Debt Securities and the Subordinated Debt Securities, the “Debt Securities”), (ii) shares of common stock of the Company, par value $.01 per share, (the “Common Stock”), (iii) shares of preferred stock of the Company, par value $.01 per share (the “Preferred Stock”), which may be issued in the form of depositary shares evidenced by depositary receipts (the “Depositary Shares”), (iv) warrants (the “Warrants”) to purchase the Debt Securities, the Common Stock, the Preferred Stock or other securities of the Company, (v) rights to purchase Debt Securities, Preferred Stock, Common Stock or other securities registered on the Registration Statement (the “Rights”), (vi) units consisting of one or more Debt Securities, shares of Common Stock or Preferred Stock, Warrants or any combination of such securities (the “Units”) and (vii) such indeterminate amount of the Offered Securities (as defined below) as may be issued in exchange for or upon conversion or exercise of, as the case may be, the Offered Securities. The Debt Securities, the Guarantees, the Common Stock, the Preferred Stock, the Depositary Shares, the Warrants, the Rights and the Units are hereinafter referred to collectively as the “Offered Securities.”
     The Offered Securities will be sold or delivered from time to time as set forth in the Registration Statement, any amendments thereto, the prospectus included in the Registration Statement (the “Prospectus”) and one or more supplements to the Prospectus (the “Prospectus Supplements”). The Senior Debt Securities will be issued under an Indenture to be entered into between the Company and a U.S. banking institution, as trustee (the “Senior Indenture”). The Subordinated Debt Securities will be issued under an Indenture to be entered into between the Company and a U.S. banking institution, as trustee (the “Subordinated Indenture”). Forms of the Senior Indenture and the Subordinated Indenture (collectively, the “Indentures”) are included as exhibits to the Registration Statement. The Guarantees will be issued pursuant to a supplemental Indenture or notation of guarantee to the Indenture to be entered into between the Company and a U.S. banking institution, as trustee, the form of which will be filed as an exhibit to the Registration Statement when the Guarantees are issued.
     The Depositary Shares will be issued pursuant to a Deposit Agreement (the “Deposit Agreement”) between the Company and a depositary, the form of which will be filed as an exhibit to the Registration Statement when the Depositary Shares are issued.
     The Warrants will be issued pursuant to Warrant Agreements to be entered into by the Company and a bank or trust company as Warrant Agent (each a “Warrant Agreement”), the form of which will be filed as an exhibit to the Registration Statement when the Warrants are issued.

     The Rights will be issued pursuant to Rights Agreements to be entered into by the Company and a rights agent, the form of which will be filed as an exhibit to the Registration Statement when the Rights are issued.
     The Units will be issued pursuant to purchase or similar agreements to be entered into by the Company and the other parties thereto, the form of which will be filed as an exhibit to the Registration Statement when the Rights are issued.
     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the organizational and governing documents of the Company and the Co-Registrants, each as amended to the date hereof, the Registration Statement, such agreements, certificates of public officials, certificates of officers or other representatives of the Company and the Co-Registrants and others and such other documents, certificates and records as we have deemed necessary as a basis for the opinions set forth below.
     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of the originals of the documents submitted to us, the conformity to authentic original of any documents submitted to us as copies, the authenticity of the originals of such latter documents and that the Registration Statement and any amendments thereto (including all necessary post-effective amendments) will have become effective and comply with all applicable laws. We also have assumed that a definitive purchase, underwriting or similar agreement with respect to any Offered Securities will have been duly authorized and validly executed and delivered by the Company, the Co-Registrants and the other parties thereto. In making our examination of executed documents and documents to be executed, we have assumed that the parties thereto had or will have the corporate, partnership or other power to enter into and perform all obligations thereunder, and have also assumed the due authorization by all requisite corporate, partnership or other action and the due execution and delivery by such parties of such documents. As to any facts material to the opinions expressed herein which were not independently established or verified by us, we have relied upon oral or written statements and representations of officers and other representatives of the Company, the Co-Registrants and others.
     Based upon the foregoing and subject to the qualifications and limitations set forth herein, we are of the opinion that:
     1. With respect to the Debt Securities, when (i) the Company and the Co-Registrants have taken all necessary corporate, partnership or other action to approve the issuance and terms of the Debt Securities, the terms of the offering thereof and related matters, (ii) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (iii) the Indenture or Indentures, as the case may be, have been duly executed and delivered by the parties thereto and duly qualified under the Trust Indenture Act of 1939, as amended, and (iv) the Debt Securities have been duly executed and authenticated in accordance with the terms of the Indentures and delivered and sold and upon payment in full therefor as contemplated by the Prospectus contained in the Registration Statement and any Prospectus Supplements relating to the Debt Securities, the Debt Securities and if applicable, the related Guarantees, will constitute legal, valid and binding obligations of the Company and the Co-Registrants.
     2. With respect to the Common Stock being registered under the Registration Statement, when (i) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance and terms of the Common Stock, the terms of the offering thereof and related matters, (ii) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and (iii) the Common Stock has been delivered by the Company upon purchase thereof and payment in full thereof or upon conversion, exchange or exercise of any other Offered Security in accordance with the terms of the Offered Security or the instrument governing the Offered Security providing for the conversion, exchange or exercise as contemplated by the Prospectus contained in the Registration Statement and any Prospectus Supplements relating to the Common Stock, the Common Stock will be validly issued, fully paid and nonassessable.
     3. With respect to the Preferred Stock being registered under the Registration Statement, when (i) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance and terms of the Preferred Stock, the terms of the offering thereof and related matters, (ii) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (iii) a certificate of designations relating to the series of the Preferred Stock being issued, in a form to be included as an exhibit of the Registration Statement, has been duly filed with the Secretary of State of Delaware and (iv)

certificates representing the shares of such series of Preferred Stock have been duly executed, countersigned, registered and delivered by the Company upon purchase thereof and payment in full therefor or upon conversion, exchange or exercise of any other Offered Security in accordance with the terms of the Offered Security or the instrument governing the Offered Security providing for the conversion, exchange or exercise as contemplated by the Prospectus contained in the Registration Statement and any Prospectus Supplements relating to the Preferred Stock, the Preferred Stock will be validly issued, fully paid and nonassessable.
     4. With respect to the Depositary Shares being registered under the Registration Statement, when (i) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters, (ii) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (iii) the Deposit Agreement relating to the Depositary Shares in a form to be included as an exhibit of the Registration Statement has been executed and delivered and (iv) the Depositary Shares have been delivered by the Company upon purchase thereof and payment in full therefor as contemplated by the Prospectus contained in the Registration Statement and any Prospectus Supplements relating to the Depositary Shares, the Depositary Shares will be validly issued, fully paid and nonassessable.
     5. With respect to the Warrants, when (i) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance and terms of the Warrants and the Debt Securities, the Common Stock, the Preferred Stock or other securities to be issued upon exercise of the Warrants, the terms of the offering thereof and related matters, (ii) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (iii) the Warrant Agreement relating to the Warrants has been executed and delivered and (iv) the Warrants have been duly executed, countersigned, delivered and sold in the applicable form in accordance with the Warrant Agreement and as contemplated by the Prospectus contained in the Registration Statement and any Prospectus Supplements relating to the Warrants, the Warrants will constitute valid and binding obligations of the Company.
     6. With respect to the Rights, when (i) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance and terms of the Rights and the Debt Securities, the Common Stock, the Preferred Stock or other securities to be issued upon exercise of the Rights, the terms of the offering thereof and related matters, (ii) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (iii) the Rights Agreement relating to the Rights in a form to be included as an exhibit to the Registration Statement has been executed and delivered and (iv) the Rights have been duly executed, countersigned, delivered and sold in the applicable form in accordance with the Rights Agreement and as contemplated by the Prospectus contained in the Registration Statement and any Prospectus Supplements relating to the Rights, the Rights will constitute valid and legally binding obligations of the Company.
     7. With respect to the Units, when (i) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance and terms of the Units, the terms of the offering thereof and related matters, (ii) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (iii) the agreement relating to the Units in a form to be included as an exhibit to the Registration Statement has been executed and delivered and (iv) the Units have been duly executed, countersigned, delivered and sold in the applicable form as contemplated by the Prospectus contained in the Registration Statement and any Prospectus Supplements relating to the Units, any Debt Securities, and if applicable, related Guarantees, and the Warrants comprising part of the Units will constitute valid and legally binding obligations of the Company and any Common Stock, Preferred Stock and Depositary Shares comprising part of the Units will be validly issued, fully paid and nonassessable.
     The opinions expressed above are limited by and subject to the following qualifications:
     (a) We express no opinion other than as to the federal laws of the United States of America, the laws of the State of Texas, the State of New York, Chapter 78 of the Nevada Revised Statutes and the General Corporation Law of the State of Delaware and the Delaware Revised Uniform Limited Partnership Act.

     (b) In rendering the opinions expressed herein, we have assumed that no action that has been taken by the Company or the Co-Registrants in connection with the matters described or referred to herein will be modified, rescinded or withdrawn after the date hereof. We have also assumed that (i) the effectiveness of the Registration Statement, and any amendments thereto (including post-effective amendments) shall not have been terminated or rescinded, (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby, (iii) all Securities will have been issued and sold in compliance with applicable United States federal and state securities laws, (iv) a definitive underwriting or similar agreement with respect to any Offered Securities will have been duly authorized and validly executed and delivered by the Company and the other parties thereto and (v) at the time of the issuance of the Securities (A) each of the Company and the Co-Registrants validly exists and is duly qualified and in good standing under the laws of its respective jurisdiction of incorporation, (B) each of the Company and the Co-Registrants has the necessary corporate or partnership power and due authorization, as applicable, and (C) the organizational or charter documents of each of the Company and the Co-Registrants are in full force and effect and have not been amended, restated, supplemented or otherwise altered, and there has been no authorization of any such amendment, restatement, supplement or other alteration, since the date hereof.
     (c) The opinions expressed in paragraphs 1, 5, 6 and 7 above are subject to the qualification that the validity and binding effect of the Offered Securities and the Indentures may be limited or affected by (i), bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, receivership, moratorium or similar laws affecting the rights and remedies of creditors generally and (ii) general principles of equity exercisable in the discretion of a court (including without limitation obligations and standards of good faith, fair dealing, materiality and reasonableness and defenses relating to unconscionability or to impracticability or impossibility of performance), (iii) commercial reasonableness and unconscionability and an implied covenant of good faith and fair dealing; and (iv) the power of the courts to award damages in lieu of equitable remedies.
     (d) In rendering the opinions expressed in paragraphs 2, 3, 4, 5, 6 and 7 above, we have assumed that the necessary number of shares are authorized and available for issuance pursuant to the Company’s Certificate of Incorporation.
     This opinion letter has been prepared, and is to be understood, in accordance with customary practice of lawyers who regularly give and lawyers who regularly advise recipients regarding opinions of this kind, is limited to the matters expressly stated herein, and no opinions may be inferred or implied beyond the matters expressly stated herein. The opinions expressed herein are rendered and speak only as of the date hereof and we specifically disclaim any responsibility to update such opinions subsequent to the date hereof or to advise you of subsequent developments affecting such opinions.
     This opinion letter is rendered to you in connection with the Registration Statement. Without our prior written consent, this opinion letter may not be relied upon by any person other than you, or by you for any other purpose.
     We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 and Section 11 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.
Very truly yours,
THOMPSON & KNIGHT LLP
/s/ Thompson & Knight LLP
KAP
JED/SMM

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